UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520

Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2016 Note Waiver

As previously disclosed on the Current Report on Form 8-K filed with the SEC on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”) and related Series H common stock purchase warrants exercisable to acquire 56,250,000 shares of common stock.

On January 9, 2017, the Company and certain 2016 Note Buyers holding enough of the 2016 Notes and Series H Warrants to constitute the required holders under Section 19 of the 2016 Notes entered into waiver agreements to waive (i) the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the 2016 Notes, regarding the equity conditions to have a dollar value of daily trading volume of $800,000 and to have a 5-day volume weighted average price of $31,200 per share during certain equity measurement periods solely relating to the determination of the satisfaction of the Equity Conditions with respect to the delivery of any Pre-Installment Shares (as defined in the 2016 Notes) and Installment Balance Shares (as defined in the 2016 Notes) pursuant to the terms of the 2016 Notes occurring prior to the date hereof and through February 28, 2017 (ii) the Event of Default (as defined in the 2016 Notes) arising under Section 4(a)(xvii) of the 2016 Notes due to the Company's failure to comply with the provisions of Sections 33(gg)(xi) and 33(gg)(xii) of the 2016 Notes prior to the date of the waiver solely with respect to shares issued on conversion of accelerated amortization payments on January 3 and 5, 2017, and (iii) the negative convenants contained in Sections 17(a), 17(c), 17(d) and 17(e) of the 2016 Notes in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such dividends to the Series G Preferred Stock.

The foregoing is a summary description of the material terms of the 2016 Note Waiver Agreement with respect to the 2016 Notes and is qualified in its entirety by the form of the 2016 Note Waiver Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Series F Preferred Stock Waiver

As previously disclosed on the Current Report on Form 8-K filed with the SEC on November 3, 2016, on November 2, 2016, the Company issued in exchange for outstanding aggregate principal amount of senior secured convertible notes of the Company, issued on December 30, 2015, shares of Series F Preferred Stock (“Series F Preferred Shares”) convertible into shares of the Company’s common stock pursuant to the terms of the Series F Preferred Shares as set forth in the Certificate of Designations for the Series F Preferred Stock (the “Series F Certificate of Designations”).

On January 9, 2017, the Company and certain holders of the Series F Preferred Shares holding enough of the Series F Preferred Shares to constitute the required holders under Section 29(b) of the Series F Certificate of Designations entered into waiver agreements to waive the negative covenants set forth in Sections 15(a), 15(c), 15(d) and 15(e) of the Series F Certificate of Designations in connection with the issuance of the Series G Preferred Stock, the payment of any non-cash Series G dividends which may accrue and become payable pursuant to the terms of the Series G Preferred Stock and the accretion of such dividends to the Series G Preferred Stock.

The foregoing is a summary description of the material terms of the Series F Waiver Agreement with respect to the Series F Preferred Shares and is qualified in its entirety by the form of the Series F Waiver Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1 10.2	Form of Waiver Agreement for the 2016 Notes Form of Waiver Agreement for Series F Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 9, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer